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                             NEUMAN & DRENNEN, LLC
                              Temple-Bowron House
                               1507 Pine Street
                           Boulder, Colorado  80302
                          Telephone:  (303) 449-2100
                          Facsimile:  (303) 449-1045



                                  May 24, 2000




XML - Global Technologies, Inc.
1038 Homer Street
Vancouver, B.C.  Canada V6B 2W9

     Re:  S.E.C. Registration Statement on Form SB-2

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by XML - Global Technologies, Inc., a Colorado corporation, (the "Company") in connection with the offering of up to 24,335,000 shares of its Common Stock, $.0001 par value, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                              Sincerely,




                              Clifford L. Neuman

CLN:nn